UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2006

BrandPartners Group Inc.
(Exact name of Company as specified in its charter)

Delaware	0-16530	13-3236325
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

10 Main Street, Rochester, NH 03839
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 732-3999

N/A

 (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective April 3, 2006, the Company entered into an Investor Relations Consulting Agreement with Alliance Advisors, LLC (“Alliance”) an affiliate of Hayden Communications, Inc. whereby Alliance will provide marketing, financial public relations and investor relations services to the Company. The term of the agreement is for one (1) year, with either party having the right to terminate the agreement after six (6) months upon thirty (30) days notice. Under the terms of the agreement, Alliance will receive monthly consulting fees of $8,400 and an aggregate of 120,000 shares of the Company’s restricted common stock. In the event Alliance does not complete the full one year term of service under the Agreement, a pro-rata portion of 80,000 shares of common stock are required to be returned to the Company. The shares of common stock are to be issued to Alliance in accord with the exemption provided by Section 4(2) of the Securities Act of 1933, as amended or Regulation D promulgated thereunder.

Item 3.02 Unregistered Sale of Equity Securities

See Item 1.01 above.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRANDPARTNERS GROUP INC.

Date: April 7, 2006	By:	/s/ James F. Brooks
James F. Brooks President and Chief Executive Officer